Exhibit 99.3

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ¬¬¬ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

BAY BANKS OF VIRGINIA, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on                , 2016.

INTERNET/MOBILE –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE –Call toll free 1 (866) 894-0537 within the USA, US territories & Canada on a touch tone telephone. Follow the instructions provided by the recorded message
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY	Please mark your votes like this	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” PROPOSALS 1, 2 and 3.

1. A proposal to approve the Agreement and Plan of Merger, dated November 2, 2016, by and between Bay Banks of Virginia, Inc. (the “Company”) and Virginia BanCorp Inc., pursuant to which Virginia BanCorp Inc. will merge with and into the Company.

	FOR ☐	AGAINST ☐	ABSTAIN ☐	3. A proposal to adjourn the meeting to a later date or dates, if necessary to solicit additional proxies to approve Proposals 1 or 2.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. To act upon any other matter that may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.
2. A proposal to amend the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock from 10 million shares to 30 million shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature_______________________________________ Signature, if held jointly________________________________________ Date_____________, 201_.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BAY BANKS OF VIRGINIA, INC.

The undersigned appoints Richard A. Farmer, III and Randal R. Greene, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Bay Banks of Virginia, Inc. held of record by the undersigned at the close of business on [ ] at the Special Meeting of Stockholders of Bay Banks of Virginia, Inc. to be held at [ ] on [ ], or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BAY BANKS OF VIRGINIA, INC.

(Continued, and to be marked, dated and signed, on the other side)